Exhibit 10.2

THIS NOTE HaS Not BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SECURED PROMISSORY NOTE

Principal Amount: $200,000	New York, NY December 28, 2018

FOR VALUE RECEIVED, the undersigned, Microphase Corporation, a Delaware corporation (the “Maker”), promises to pay to the order of Dominion Capital LLC and its successors or assigns (collectively referred to as the “Payee”) by the earlier of March 31, 2019 (the “Maturity Date”) or as otherwise provided pursuant to the terms of this Promissory Note (the “Note”), the total principal sum of Two Hundred Thousand Dollars ($200,000), together with accrued but unpaid interest and any other amounts due thereon, in accordance with the provisions hereof.

This Note is subject to the following additional provisions:

1.	Payment of Interest. The Maker shall pay interest to the Payee on the aggregate principal amount of this Note at the rate of 10% per annum in cash. Interest payments hereunder shall be paid in arrears beginning on January 15, 2019 and on a monthly basis thereafter until the Note is paid in full. All accrued but unpaid interest on this Note as of the Maturity Date shall be due and payable on the Maturity Date or as otherwise set forth herein.

2.	Mandatory Prepayment. Until this Note has been paid in full, no later than five (5) days after sending an invoice to a customer in connection with a bona fide purchase order after the date hereof that contains components paid for from the proceeds of this Note (the “Mandatory Prepayment Date”), the Maker shall pay the Payee, from its revolving credit facility, the outstanding principal amount of this Note in an amount in cash equal to seventy percent (70%) of the net cash received by the Maker from the invoiced products; provided that the Maker shall pay the Payee the outstanding principal amount of this Note, accrued but unpaid interest and any other amounts due thereon by the Maturity Date in accordance with the terms hereof. For the avoidance of doubt, the Mandatory Prepayment Date may, if triggered pursuant to this Section 2, occur before the Maturity Date.

3.	Optional Prepayment. The Maker may, at its option and without penalty, prepay the principal amount of this Note, any accrued but unpaid interest and any other amounts due under this Note, in whole or in part, upon five (5) business days’ written notice to the Payee.

4.	Payment in U.S. Dollars. The Maker shall pay all amounts due under this Note in lawful money of the United States via wire transfer in accordance with such instructions as the Payee may provide the Maker from time to time. All payments made by the Maker under this Note shall be applied first to any costs, expenses, and charges then payable by the Maker, second to accrued default interest then due (if any), third to accrued interest then due and then to outstanding principal.

5.	Events of Default.

(a)       “Event of Default” means, wherever used herein, any of the events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) set forth below:

i.       Any default in the payment of (A) the principal amount of this Note or (B) any liquidated damages and any other amounts owing to the Payee on this Note, as and when the same shall become due and payable (whether on the Maturity Date, the Mandatory Prepayment Date, by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within seven (7) business days;

ii.       The failure of the Maker to perform, keep, or observe any of its other covenants, conditions, promises, agreements or obligations set forth herein and such failure is not cured, if possible to cure, within seven (7) business days;

iii.       Any representation or warranty of the Maker made in this Note shall be untrue or incorrect in any material respect;

iv.       Any default or event of default shall occur under that certain Performance Guaranty, dated December 28, 2018, by and among the Maker, the Payee, DPW Holdings, Inc., Enertec Systems 2001 Ltd. and Ault & Company, Inc. (subject to any grace or cure period provided therein);

v.       The Maker shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (A) involves an obligation greater than $50,000, whether such indebtedness now exists or shall hereafter be created, and (B) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi.       If judgment or liens for unpaid and overdue obligations aggregating at least $50,000 are filed against the Maker, which remain unvacated, unsatisfied or unbonded within forty-five (45) days after notice of filing;

vii.       The commencement by or against the Maker of any case under the federal bankruptcy laws or any other proceeding under any other laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief and such commencement, if involuntary, shall not have been dismissed within sixty (60) days;

viii.       Any assignment by the Maker for the benefit of its creditors;

ix.       The appointment of a receiver, trustee, custodian or similar official for all or substantially all of the Maker’s property or assets; or

x.       The dissolution or liquidation of the Maker.

6.	Remedies; Costs of Collection.

(a)       If any Event of Default occurs that has not been cured, the outstanding principal amount of this Note, plus accrued but unpaid interest, any liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Payee’s election, immediately due and payable in cash at the Mandatory Default Amount. “Mandatory Default Amount” means the payment of one-hundred twenty-five percent (125%) of the outstanding principal amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the Maker shall pay interest on all amounts outstanding under this Note at an additional interest rate equal to the lesser of 1.5% per month (18% per annum) or the maximum rate permitted under applicable law.

(b)       Except as set forth herein, upon the occurrence of any uncured Event of Default hereunder, the Payee need not provide, and the Maker hereby waives, any presentment, demand, protest or other notice of any kind, and the Payee shall have the right to exercise any and all rights afforded to a creditor under applicable law immediately and without expiration of any grace period. All of the Payee’s rights and remedies, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently. No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Payee’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

(c)       In the event that the Payee takes action to collect amounts due under this Note or to otherwise enforce the provisions of this Note, or there occurs any bankruptcy, or receivership of the Maker or other proceeding affecting creditors’ rights and involving a claim under this Note, the Maker agrees to pay the reasonable and documented costs, expenses, attorney's and other fees incurred by the Payee in connection with the enforcement of such Payee’s rights hereunder or adjudged by a court, including, without limitation, (i) the cost of suit plus reasonable legal fees for instituting action to enforce payment of this Note in whole or in part and (ii) the cost of suit plus reasonable legal fees in such case where any other litigation or controversy in connection with this Note is instituted or defended.

7.	Miscellaneous.

(a)       Notices. Any and all notices, service of process or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Note shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by email attachment at the email address set forth below at or prior to 5:30 p.m. (Eastern Time) on a business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by email attachment at the email address set forth below on a day that is not a business day or later than 5:30 p.m. (Eastern Time) on any business day, (iii) the second (2nd) business day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be:

If to the Payee, at:

Dominion Capital LLC

256 West 38th Street

15th Floor

New York, NY 10018

Attn: Mikhail Gurevich, Managing Member

Tel: (212) 785-4681

Fax: (708) 844-2883

Email: mikhail@domcapllc.com

If to the Maker, at:

Microphase Corporation

100 Trap Falls Rd. Ext

Suite 400

Shelton, CT 06484

Attn: James Ashman

Tel: (203) 913-0506

Fax: (203) 538-5558

Email: jashman@microphase.com

or such other facsimile number, email address or address as may be given by the parties in accordance with the notice provisions hereof.

(b)       Governing Law; Waiver of Jury Trial. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this Note and the provisions hereof shall be governed solely by the laws of the State of New York, without regard to any conflict of laws doctrines. The parties irrevocably consent to being served with legal process issued from the state and federal courts located in the City of New York, Borough of Manhattan (the “New York Courts”) and irrevocably consent to the exclusive personal jurisdiction of the New York Courts. The parties irrevocably waive any objections to the personal jurisdiction of the New York Courts. Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this Note and the provisions hereof. The parties also irrevocably waive any objections that the New York Courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. Nothing in this section shall affect or limit any right to serve process in any other manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)       Headings. Section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

(d)       Amendments. This Note may not be modified or amended in any manner except in a writing executed by the Maker and the Payee.

(e)       Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(f)       Usury. If a law, which applies to this Note and which sets maximum loans, is finally interpreted in a court of law so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits under any applicable law or statute, then: (i) any such charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from the Maker which exceeded permitted limits will be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(g)       Successors and Assigns. Subject to applicable securities laws, this Note and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Payee and the Maker, provided that the Maker can not assign this Note or delegate any of its duties hereunder without the consent of the Payee.

(h)       Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

(i)       Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

(j)       Secured Note. The obligations of the Maker under this Note are secured by all assets of the Maker and each subsidiary of the Maker pursuant to the Security Agreement, dated as of December 28, 2018, between the Maker, the subsidiaries of the Maker and the Payee.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been duly executed as of the date and year first above written.

MICROPHASE CORPORATION

By: ____________________________________

Name: James Ashman

Title: Vice President of Finance